UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

Resource Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-705-5000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

RCC Real Estate SPE 7, LLC (“SPE 7”), an indirect wholly-owned subsidiary of Resource Capital Corp. (the “Company”), entered into a $250,000,000 Master Repurchase Agreement, dated as of April 10, 2018 (the “Repurchase Facility”), with Barclays Bank PLC (“Barclays”), to be used to finance the Company’s core commercial real estate lending business. Each repurchase transaction specifies its own terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The financing provided by the Repurchase Facility matures April 9, 2021, subject to SPE 7’s right to request annual one-year extensions, and subject further, to the right of SPE 7 to repurchase the assets held in the facility prior to maturity. The Company paid a structuring fee as well as other reasonable closing costs.

The Repurchase Facility contains margin call provisions that provide Barclays with certain rights when there has been a decline in the value of purchased assets (“Margin Deficit”). Under these circumstances, Barclays may require SPE 7 to transfer cash in an amount necessary to eliminate such Margin Deficit or repurchase the asset which resulted in the margin call.

In connection with the Repurchase Facility, the Company fully guaranteed all payments and performance under the Repurchase Facility pursuant to a guaranty agreement (the “Guaranty”). Also, SPE 7’s direct parent, RCC Real Estate, Inc. (“Pledgor”), executed a Pledge and Security Agreement with Barclays whereby Pledgor agreed to pledge and grant to Barclays a continuing security interest in any and all of Pledgor’s right, title and interest in and to SPE 7, including all distributions, proceeds, payments, income and profits from Pledgor’s interests in SPE 7.

The Repurchase Facility contains events of default, subject to certain materiality thresholds and grace periods, customary for this type of financing arrangement, including but not limited to: payment defaults; bankruptcy or insolvency proceedings; a change of control of SPE 7 or the Company; breaches of covenants and/or certain representations and warranties; performance defaults by the Company or Pledgor; or a judgment in an amount greater than $250,000 against SPE 7 or $5,000,000 against the Company. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Facility and the liquidation by Barclays of purchased assets then subject to the Repurchase Facility.

The foregoing description of the Repurchase Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Facility and Guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Master Repurchase Agreement for $250,000,000 between RCC Real Estate SPE 7, LLC, as Seller, and Barclays Bank PLC, as Buyer, dated April 10, 2018.

99.2	Guaranty made by Resource Capital Corp. as guarantor, in favor of Barclays Bank PLC, dated April 10, 2018.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: April 12, 2018	/s/ David J. Bryant
David J. Bryant Chief Financial Officer